UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

                      Arrangement of a Registrant

Item 3.02     Unregistered Sales of Equity Securities

On November 9, 2015 and December 4, 2015 (the "Closing Dates"), Workhorse Group Inc. (the “Company”), entered into Securities Purchase Agreements with several accredited investors (the “Investors”) providing for the sale by the Company to the Investors of 6% Convertible Promissory Notes in the aggregate amount of $13,534,426 (the "Notes"). In addition to the Notes, the Investors also received stock purchase warrants (the “Warrants”) to acquire an aggregate of 38,526,931 shares of common stock of the Company. The Warrants are exercisable for five years at an exercise price of $0.528, which is 120% of the closing price of the Company’s common stock on the OTCQB Marketplace on the trading day immediately prior to the initial closing date of November 9, 2015.

The Notes mature on the earliest of (i) two years from the date of issuance, (ii) the Company’s listing of its common stock on The Nasdaq Stock Market or the NYSE MKT (the “Listing”) or (iii) a change of control (collectively, the "Maturity Date"). At the option of the Investors, all or a portion of the Notes may be converted into shares of common stock of the Company at $0.35 per share (the “Offering Price”). The Notes are convertible into shares of common stock of the Company automatically on the Maturity Date at the lowest of the Offering Price, lower of the opening and closing prices of the Company’s common stock on the initial trading day on a national exchange, the price per share paid by public investors in an underwritten public offering conducted in connection with the Listing or the per share consideration paid in a change of control. Interest is payable on the Maturity Date and upon the optional conversion by an investor in shares of Common Stock, cash or a mixture of both, at the option of the Company at the public market price on the trading day immediately preceding such date.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $13,534,426 in face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company. $13,213,741 of the Notes were paid for in cash and $320,685 of the Notes were paid for in connection with the exchange of an outstanding promissory note that was payable by the Company. Maxim Group LLC, a registered broker-dealer (member, FINRA/SIPC), acted as the Placement Agent for the offering and received $1,122,636.69 in fees and a common stock purchase warrant to acquire 3,103,425 shares of common stock for a period of five years at an exercise price of $0.528 per share.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Securities Purchase Agreement entered between Workhorse Group Inc. and the Investors (1)

4.2	Form of 6% Convertible Promissory Note issued to the Investors (1)

4.3	Form of Stock Purchase Warrant issued to the Investors (1)

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities Exchange Commission on November 12, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 7, 2015	By:	/s/ Julio Rodriguez
	Name: Title:	Julio Rodriguez CFO

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